Exhibit 10.1

Execution Version

MEMORANDUM OF AGREEMENT

BETWEEN

AIRBUS SAS

AND

SPIRIT AEROSYSTEMS, INC,

SPIRIT AEROSYSTEMS (EUROPE) LIMITED,

SHORT BROTHERS PLC

AND

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC

This Memorandum of Agreement (the “MoA”) is entered into on the date of last signature hereof by the Parties and is effective on the 22 April 2025 (the “MoA Effective Date”).

BETWEEN

AIRBUS S.A.S., a Société par Actions Simplifiée incorporated under the laws of France, registered under the number 383 474 814 RCS Toulouse, with its registered office at 2 Rond Point Emile Dewoitine, 31700 Blagnac, France (“Airbus”), acting as a Purchaser and as an agent for and on behalf of the Purchasers,

(hereinafter referred to as “Airbus”);

represented by Thomas Toepfer acting in the capacity of Chief Financial Officer and Christoph Seulen acting in the capacity of Head of Mergers and Acquisitions.

AND

SPIRIT AEROSYSTEMS, INC, a company created and existing under the laws of the State of Delaware, USA, with its head office at, 3801 South Oliver, Wichita, KS 67278-0008, USA (“Spirit”);

acting on its own behalf and on behalf of:

SPIRIT AEROSYSTEMS (Europe) Limited, a company created and existing under the laws of England & Wales, registered under the number 5663660, with its registered office at Tower Bridge House, St Katharines Way, London, E1W IAA, United Kingdom together with its main place of business at Glasgow Prestwick International Airport, Prestwick, Ayrshire, Scotland KA9 2RW (“Spirit Europe”);

AND

SHORT BROTHERS PLC, (company registration number NI001062), a company incorporated in Northern Ireland and whose registered office is at the Airport Road, Belfast, Co. Antrim BT3 9DZ, Northern Ireland, United Kingdom (“Short Brothers”);

AND

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC, a company created and existing under the laws of the State of North Carolina, USA, with its head office at, 2600 AeroSystems Blvd., Kinston, NC 28504, USA (“Spirit Kinston”),

(hereinafter together referred to as the “Supplier”);

Airbus and the Supplier are together referred to collectively as “Parties” and individually as a “Party”.

WHEREAS,

(a)	Airbus and the Supplier are currently holding discussions with respect to the Divestment;

(b)	The Supplier is currently facing financial pressures across its business and Airbus has agreed to provide certain financial support to the Supplier until Closing of the Divestment, in order to enable the Supplier to carry out actions necessary to stabilise its production for the Airbus Programmes;

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.            SCOPE

The purpose of this MoA is to define the terms and conditions under which the Parties agree on Airbus, directly or through its affiliates, providing certain assistance to the Supplier in respect of the Contracts during the period between signing and Closing of the Divestment. The purpose thereof is for the Supplier to carry out the relevant Airbus production schedules contemplated under the Contracts on time and at quality standard.

2.            DEFINITIONS AND INTERPRETATION

Except as expressly stated in this MoA, capitalised terms used in this MoA and the recitals shall be deemed to have the same meaning as in the Divestiture Agreement and the interpretation provisions of the Divestiture Agreement shall apply to this MoA and in addition:

“Business Day” means any day, other than a Saturday or a Sunday or a day on which banks in New York, New York or Paris, France, are required or authorized by Law to close.

“Contracts” means, individually or together, as the context requires, the A350 Wing Contract, the A350 Fuselage Contract, the Business Agreement, the A321 NEO XLR Inboard Flap, the Shorts Brothers GTA, the A220 Mid-Fuselage Contract, the A220 Pylon Contract and the A220 Wing Contract.

“Divestment” means the transaction contemplated by the Parties hereto relating to the acquisition by Airbus of the Supplier’s and its affiliates businesses and operations related to the Airbus programmes as contemplated in that certain stock and asset purchase agreement between the Parties dated on or about the date hereof, 2025 (the “Airbus Programmes” and such agreement the “Divestiture Agreement”).

“Financial Support” means, together, the Support Package, the Additional Support Package, the NRC Payment, the Scheduled Freighter NRC Payment, the Line of Credit and the FX Payment.

3.	CREDIT LINE AND EXCHANGE PAYMENT

a.	Subject to Section 3(b) and 3(c) below, Airbus, directly or through its affiliates, shall provide to the Supplier (i) a non-interest bearing line of credit in the amount of $100,000,000 (One Hundred Million US Dollars) (the “First Line of Credit”) and (ii) a second non-interest bearing line of credit in the amount of $100,000,000 (the “Second Line of Credit” and collectively with the First Line of Credit, the “Line of Credit”), to be used solely for the execution of Supplier’s obligations under the Contracts.

i.	The First Line of Credit shall be made available be paid to the Supplier within three (3) Business Days of the MoA Effective Date, in immediately available funds.

ii.	The Second Line of Credit shall be paid to the Supplier within 30 days of the MoA Effective Date, in immediately available funds, so long as, prior to such date of funding, the Divestiture Agreement is executed by the parties thereto.

b.	Prior to the disbursement of funds under this Section 3, Spirit shall provide to Airbus’ reasonable satisfaction:

i.	A detailed breakdown of Supplier’s estimated funding needs for payroll, including engineering, or similar payments by legal entity; and

ii.	A detailed breakdown of Supplier’s estimated funding needs for payments to suppliers, by (a) legal entity and (b) work package.

For the avoidance of doubt, nothing in this Section 3(b) shall be deemed to grant Airbus access to any confidential, proprietary or competitively sensitive information of any other Supplier customers or any books and records that contain data of such customers.

c.	[Reserved].

d.	Subject to Section 3(e), the aggregate amount drawn by the Supplier under the Line of Credit shall be repaid to Airbus and/or its Affiliates on April 1, 2026, absent mutual agreement by the Parties to extend beyond such date.

e.	The Line of Credit shall be treated as follows as of the Closing (as such term is defined in the Divestiture Agreement): The Line of Credit shall be

i)	be directly or indirectly assumed by Airbus, or one of its Affiliates, at Closing; and

ii)	excluded from the debt adjustment in the purchase price calculation in the Divestiture Agreement and shall not otherwise affect the purchase price calculation in the Divestiture Agreement.

4.            SUPPLIER OBLIGATIONS AND CONDITIONS OF USE OF THE LINE OF CREDIT

a.	In consideration of the provision by Airbus, directly or through its Affiliates, of the Line of Credit, Supplier hereby represents that it shall maintain a production rate that supports Airbus' and its Affiliates contractual production demands in accordance with the terms of the Contracts.

b.	Supplier hereby represents that it will use the Line of Credit solely and exclusively in relation to the Airbus Programmes or as otherwise directed by Airbus or its affiliates pursuant to clause (d) below.

c.	The Supplier further hereby warrants and represents that:

(i)	any assets purchased with the Line of Credit, including without limitation any assets that qualify as Capex (as defined in the relevant Contract), shall be in scope of the Divestment perimeter at Closing;

(ii)	any purchase orders and contracts procured pursuant to the Line of Credit can be novated to a third party free of charge; if this is not secured, subject to the Remaining Consent Cap (as defined in the Divestiture Agreement), the Supplier shall bear all costs associated with the assignment or transfer of these purchase orders and contracts to Airbus and/or its Affiliates upon consummation of the Divestment;

(iii)	Airbus and/or its Affiliates shall receive upon Closing the benefit of all work performed using the Line of Credit funds, including but not limited to Design to Cost engineering work (as defined in the relevant Contract) started but not yet finished.

d.	Airbus, directly or through its affiliates, reserves the right to instruct the Supplier to use the Line of Credit as they reasonably believe is necessary to limit risks to the Airbus Programmes.

e.	Upon five (5) Business Days prior written request by Airbus or its Affiliates, and in order to ensure compliance with the breakdowns furnished by Supplier under (and subject to the information limitations set forth in) Section 3(b), Supplier shall provide the documentation and access reasonably required for Airbus to audit Supplier’s use of funds received under the Line of Credit.

f.	Nothing in this Agreement shall operate to relieve, or otherwise delay, the Supplier from any performance of the Contracts and for any obligations it may have towards any third party in respect of any and all of the matters, orders and commitments mentioned in this Agreement and nothing in this Agreement shall be deemed to impose any obligation of any nature whatsoever on Airbus or its affiliates with respect thereto.

g.	Nothing in this Agreement shall be construed as a transfer of cost or liability to Airbus or its affiliates in respect of any purchase carried out, in whole or in part, with any part of the Line of Credit.

6.            PRECEDENCE

If there is an inconsistency between any of the provisions of this MoA, the Divestiture Agreement and the Contracts, the provisions of the Divestment Agreement shall prevail in preference to this MoA. The provisions of this MoA shall prevail in preference to the Contracts.

All the terms and conditions of the Contracts shall remain in full force and effect.

7.            EFFECTIVE DATE AND DURATION

This MoA shall enter into force on the MoA Effective Date and, unless otherwise agreed upon in writing by the Parties through a subsequent amendment to this MoA, shall remain in full force and effect until the earlier of the Closing or the repayment of the Line of Credit as contemplated by Section 3(d).

8.            APPLICABLE LAW AND SETTLEMENT OF DISPUTES

This MoA, the rights of the Parties under this MoA and all claims, causes of action actions and proceedings arising out of or relating to this MoA or the negotiation, execution or performance of this MoA, in each case will be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to any Laws, including any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction), that would cause the application of the laws of any other jurisdiction.

In the event of any dispute arising out of or in connection with this MoA, the Parties shall each be entitled to refer such dispute exclusively to the International Chamber of Commerce (the “ICC”)”. If either Party refers such dispute to the ICC, then such dispute shall thereafter be finally adjudicated under the Rules of Arbitration of the ICC (the “ICC Rules”) by one arbitrator (A) appointed in accordance with the ICC Rules and (B) in any case having substantial experience adjudicating and arbitrating disputes among parties relating to mergers and acquisitions in the State of New York under and in accordance with the internal laws of the State of New York. The venue and seat of arbitration shall be New York County, Borough of Manhattan, USA. The language to be used in the arbitral proceedings shall be English. The arbitration proceedings shall be confidential. The arbitrators shall have the authority to issue or order injunctions, specific performance and other equitable remedies. Nothing in this MoA shall prevent a party from applying to a court of competent jurisdiction for any injunctive relief or specific performance or for the enforcement of an arbitral award obtained under this Agreement.

9.            COMMUNICATIONS

Any communication to be made or delivered under or in connection with this MoA (including any notices, waivers, consents or other documents) shall be made or delivered in English and in writing and, unless otherwise stated, may be delivered by email or letter.

a)	The email address and address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication to be made or delivered under or in connection with this MoA is:

i.in relation to Airbus:

Address:	Airbus SAS
2 Rond Point Dewoitine 31700 BLAGNAC France
Email:	Christoph.Seulen@airbus.com
Attention:	Christoph Seulen, Head of Mergers and Acquisitions

ii.in relation to Spirit Europe:

Address:	Tower Bridge House,
St Katharine’s Way
London
E1W 1AA
Email:	david.a.stewart@spiritaero.com
Attention:	David Stewart Senior Contracts Director

iii.in relation to Spirit:

Address:	3801 South Oliver Street
Wichita, Kansas
United States of America
Email:	david.myers@spiritaero.com
Attention:	David Myers

iv.In relation to Short Brothers

Address:	Airport Road
Belfast
Co. Down
Northern Ireland
BT3 9DZ
Email:	colin.thompson@spiritaero.com
Attention:	Colin Thompson

b)	Any substitute email address, or address or department or officer as a Party may notify the other Parties by not less than five (5) Business Days' notice.

c)	Any communication made or delivered by one Party to another under or in connection with this MoA will only be effective:

i.	if by email, when received;

ii.	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under paragraph (b) above if addressed to that department or officer.

d)	Any communication to be made or delivered to Airbus or its affiliates will be effective only when actually received by Airbus or its affiliates and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided under paragraph (b) above.

e)	Any communication which becomes effective, in accordance with paragraphs (d) to (f) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following business day.

10.          CONFIDENTIALITY

The existence, contents of and any information in connection with this MoA shall be treated in accordance with that certain Mutual Confidentiality Agreement of 9 April 2024 entered into in anticipation of the Divestment.

11.          ENTIRE AGREEMENT

The terms and provisions contained in this MoA, as the same may be amended in writing by the Parties from time to time, constitute the entire understanding and agreement between the Parties in respect of the subject matter hereof and supersede and cancel all previous representations, agreements, understandings and communications between the Parties with respect to the subject matter hereof. No Party places any reliance upon any such representations, agreements, understandings, nor communications, except to the extent expressly incorporated in this MoA.

12.          PARTIAL INVALIDITY

If, at any time, any provision of this MoA is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

13.          REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of Airbus or its affiliates, any remedy or other right under this MoA shall operate as a waiver of that remedy or other right. No single or partial exercise of any remedy or other right shall prevent any further or other exercise or the exercise of any other right. The remedies and other rights provided in this MoA are cumulative and not exclusive of any remedies and other rights provided by law.

14.          AMENDMENTS

Any term of this MoA may be amended or waived only with the written consent of all Parties and any such amendment or waiver will be binding on all Parties.

IN WITNESS WHEREOF, the duly appointed representatives of the Parties have agreed to execute this MoA in two (2) original copies, each Party retaining one (1) of these copies for their records.

For Spirit AeroSystems, Inc.

By:	/s/ Irene Esteves

Name:	Irene Esteves

Title:	EVP and CFO

Date:	April 22, 2025

IN WITNESS WHEREOF, the duly appointed representatives of the Parties have agreed to execute this MoA in two (2) original copies, each Party retaining one (1) of these copies for their records.

For Airbus S.A.S.

By:	/s/ Thomas Toepfer

Name:	Thomas Toepfer

Title:	Chief Financial Officer

Date:	April 23, 2025

By:	/s/ Christoph Seulen

Name:	Christoph Seulen

Title:	Head of Mergers and Acquisitions

Date:	April 23, 2025